Exhibit 99.1

The Bancorp, Inc. Reports Second Quarter 2020 Financial Results

Wilmington, DE – July 30, 2020 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the second quarter of 2020.

Highlights

•	For the quarter ended June 30, 2020, The Bancorp earned net income of $20.3 million from continuing operations, and $0.35 diluted earnings per share from combined continuing and discontinued operations.

•	Return on assets and equity for the quarter ended June 30, 2020 increased to 1.3% and 15.6%, respectively, compared to 1.0% and 10.2% for the quarter ended June 30, 2019.

•	Net interest margin increased to 3.53% for the quarter ended June 30, 2020, compared to 3.41% for the quarter ended June 30, 2019 and 3.34% for the quarter ended March 31, 2020.

•	Net interest income increased 45% to $50.2 million for the quarter ended June 30, 2020, compared to $34.5 million for the quarter ended June 30, 2019.

•	Average loans and leases, including loans held for sale, increased 76% to $3.93 billion for the quarter ended June 30, 2020, compared to $2.23 billion for the quarter ended June 30, 2019.

•	Prepaid, debit card and related fees increased 18% to $18.7 million for the quarter ended June 30, 2020, compared to $15.8 million for the quarter ended June 30, 2019. Gross dollar volume (GDV), representing total spend on cards, increased 43%.

•	SBLOC (securities-backed lines of credit) and IBLOC (insurance backed lines of credit) loans increased 54% year over year and 11% quarter over quarter to $1.3 billion at June 30, 2020.

•	Small Business Loans, including those held-for-sale, increased 16% year over year to $601.4 million at June 30, 2020, exclusive of $208 million of Paycheck Protection Program loans.

•	As of June 30, 2020, we have originated approximately 1,250 Paycheck Protection Program loans, totaling approximately $208 million, which we expect will generate approximately $5.5 million of fees and interest. We believe that income will be recognized over eleven months, beginning in April 2020. The average loan size was approximately $165,000 with 92% of the loans under $350,000.

•	The average rate on $5.4 billion of average deposits and interest-bearing liabilities in the second quarter of 2020 was 0.12%. Average prepaid and debit card account deposits of $3.9 billion for second quarter 2020, reflected an increase of 56% over the $2.5 billion for the quarter ended June 30, 2019.

•	Consolidated leverage ratio was 8.48% at June 30, 2020. The Bancorp and its subsidiary, The Bancorp Bank (the “Bank”), remain well capitalized.

•	Book value per common share at June 30, 2020 was $9.28 per share compared to $8.07 at June 30, 2019, an increase of 15%.

Damian Kozlowski, The Bancorp’s Chief Executive Officer, said, “We have continued to experience momentum in our core earnings driven by higher interest income with falling interest expense, increased loan balances and higher payment volumes. In the second quarter of 2020, the Bancorp earned 35 cents a share from both increased fee and spread revenue. While the pandemic continues to be a significant source of market uncertainty, we have been able to achieve better revenue productivity and operating efficiency during this time, while also making investments in our platform. Our earnings guidance for full year 2020 continues to be $1.25 per share.”

The Bancorp reported net income of $20.1 million, or $0.35 per diluted share, for the quarter ended June 30, 2020, compared to net income of $11.4 million, or $0.20 per diluted share, for the quarter ended June 30, 2019. Tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 8.48%, 14.84%, 15.27% and 14.84%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, July 31, 2020 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 2755988. You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, August 7, 2020 by dialing 855.859.2056, access code 2755988.

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company’s only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. These risks and uncertainties include those relating to the on-going COVID-19 pandemic, the impact it will have on our business and the industry as a whole, and the resulting governmental and societal responses. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this earnings release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
Condensed income statement	2020	2019	2020	2019
	(dollars in thousands except per share data)

Net interest income	$50,246	$34,539	$93,157	$68,549
Provision for loan and lease losses	922	600	4,501	2,300
Non-interest income
Service fees on deposit accounts	5	14	15	61
ACH, card and other payment processing fees	1,707	2,521	3,553	4,824
Prepaid, debit card and related fees	18,673	15,840	37,213	32,003
Net realized and unrealized gains (losses) on commercial loans originated for sale	(940)	(148)	(6,096)	10,615
Change in value of investment in unconsolidated entity	—	—	(45)	—
Leasing related income	443	1,027	1,276	1,722
Other non-interest income	478	495	1,049	889
Total non-interest income	20,366	19,749	36,965	50,114
Non-interest expense
Salaries and employee benefits	25,492	21,826	48,233	45,666
Data processing expense	1,177	1,223	2,346	2,492
Legal expense	2,229	1,534	3,142	2,858
FDIC Insurance	2,918	2,095	5,507	4,024
Software	3,386	3,060	6,863	5,981
Lease termination expense	—	908	—	908
Other non-interest expense	7,418	8,873	14,947	16,819
Total non-interest expense	42,620	39,519	81,038	78,748
Income from continuing operations before income taxes	27,070	14,169	44,583	37,615
Income tax expense	6,787	3,575	11,139	9,610
Net income from continuing operations	20,283	10,594	33,444	28,005
Discontinued operations
Income (loss) from discontinued operations before income taxes	(274)	919	(1,049)	1,724
Income tax expense (benefit)	(59)	163	(264)	449
Net income (loss) from discontinued operations, net of tax	(215)	756	(785)	1,275
Net income	$20,068	$11,350	$32,659	$29,280

Net income per share from continuing operations - basic	$0.35	$0.19	$0.58	$0.50
Net income (loss) per share from discontinued operations - basic	$—	$0.01	$(0.01)	$0.02
Net income per share - basic	$0.35	$0.20	$0.57	$0.52

Net income per share from continuing operations - diluted	$0.35	$0.19	$0.58	$0.49
Net income (loss) per share from discontinued operations - diluted	$—	$0.01	$(0.01)	$0.02
Net income per share - diluted	$0.35	$0.20	$0.57	$0.51
Weighted average shares - basic	57,489,719	56,702,182	57,355,282	56,612,596
Weighted average shares - diluted	57,800,115	57,197,433	57,856,791	57,031,206

Balance sheet	June 30,	March 31,	December 31,	June 30,
	2020	2020	2019	2019
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$5,094	$13,610	$19,928	$27,450
Interest earning deposits at Federal Reserve Bank	475,627	105,978	924,544	284,823
Total cash and cash equivalents	480,721	119,588	944,472	312,273

Investment securities, available-for-sale, at fair value	1,324,447	1,353,278	1,320,692	1,361,779
Investment securities, held-to-maturity, at cost	—	—	84,387	84,414
Commercial loans held for sale, at fair value	1,807,630	1,716,450	1,180,546	934,452
Loans, net of deferred fees and costs	2,322,737	1,985,755	1,824,245	1,561,451
Allowance for credit losses	(14,625)	(14,883)	(10,238)	(9,989)
Loans, net	2,308,112	1,970,872	1,814,007	1,551,462
Federal Home Loan Bank & Atlantic Community Bancshares stock	1,368	1,142	5,342	6,342
Premises and equipment, net	16,701	17,148	17,538	17,380
Accrued interest receivable	18,897	15,660	13,619	14,567
Intangible assets, net	2,710	2,857	2,315	3,081
Deferred tax asset, net	7,921	12,797	12,538	14,574
Investment in unconsolidated entity	34,064	34,273	39,154	58,012
Assets held for sale from discontinued operations	128,463	134,118	140,657	169,109
Other assets	83,003	79,925	81,696	76,123
Total assets	$6,214,037	$5,458,108	$5,656,963	$4,603,568

Liabilities:
Deposits
Demand and interest checking	$5,089,741	$4,512,949	$4,402,740	$3,964,905
Savings and money market	455,458	178,174	174,290	26,841
Time deposits	—	—	475,000	—
Total deposits	5,545,199	4,691,123	5,052,030	3,991,746

Securities sold under agreements to repurchase	42	42	82	93
Short-term borrowings	—	140,000	—	45,000
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	40,639	40,813	40,991	41,334
Other liabilities	81,677	74,625	65,962	53,862
Total liabilities	$5,680,958	$4,960,004	$5,172,466	$4,145,436

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 57,555,308 and 56,874,956 shares issued and outstanding at June 30, 2020 and 2019, respectively	57,555	57,426	56,941	56,875
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	374,578	372,984	371,633	368,771
Retained earnings	81,028	60,960	50,742	28,463
Accumulated other comprehensive income	20,784	7,600	6,047	4,889
Total shareholders' equity	533,079	498,104	484,497	458,132

Total liabilities and shareholders' equity	$6,214,037	$5,458,108	$5,656,963	$4,603,568

Average balance sheet and net interest income	Three months ended June 30, 2020			Three months ended June 30, 2019
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$3,925,515	$41,448	4.22%	$2,216,935	$29,737	5.37%
Leases - bank qualified*	9,217	162	7.03%	15,446	268	6.94%
Investment securities-taxable	1,334,368	10,188	3.05%	1,443,671	11,634	3.22%
Investment securities-nontaxable*	4,402	35	3.18%	6,610	54	3.27%
Interest earning deposits at Federal Reserve Bank	426,174	107	0.10%	420,153	2,455	2.34%
Net interest earning assets	5,699,676	51,940	3.65%	4,102,815	44,148	4.30%

Allowance for credit losses	(14,822)			(9,963)
Assets held for sale from discontinued operations	130,530	1,094	3.35%	154,057	1,659	4.31%
Other assets	228,443			283,036
	$6,043,827			$4,529,945

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,140,167	$1,390	0.11%	$3,847,623	$8,783	0.91%
Savings and money market	234,201	120	0.20%	26,497	40	0.60%
Total deposits	5,374,368	1,510	0.11%	3,874,120	8,823	0.91%

Short-term borrowings	16,428	15	0.37%	80,242	526	2.62%
Securities sold under agreements to repurchase	41	—	0.00%	92	—	0.00%
Subordinated debentures	13,401	128	3.82%	13,401	192	5.73%
Total deposits and liabilities	5,404,238	1,653	0.12%	3,967,855	9,541	0.96%

Other liabilities	123,997			115,634
Total liabilities	5,528,235			4,083,489

Shareholders' equity	515,592			446,456
	$6,043,827			$4,529,945
Net interest income on tax equivalent basis*		$51,381			$36,266

Tax equivalent adjustment		41			68

Net interest income		$51,340			$36,198
Net interest margin *			3.53%			3.41%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2020 and 2019.
** Includes loans held for sale.

Average balance sheet and net interest income	Six months ended June 30, 2020			Six months ended June 30, 2019
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$3,593,921	$80,607	4.49%	$2,241,746	$59,898	5.34%
Leases - bank qualified*	10,096	362	7.17%	16,613	695	8.37%
Investment securities-taxable	1,364,956	20,683	3.03%	1,374,019	22,164	3.23%
Investment securities-nontaxable*	4,788	75	3.13%	7,075	114	3.22%
Interest earning deposits at Federal Reserve Bank	460,025	1,730	0.75%	421,580	4,957	2.35%
Net interest earning assets	5,433,786	103,457	3.81%	4,061,033	87,828	4.33%

Allowance for credit losses	(12,532)			(9,305)
Assets held for sale from discontinued operations	133,903	2,368	3.54%	163,874	3,684	4.50%
Other assets	233,088			272,922
	$5,788,245			$4,488,524

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$4,746,928	$8,085	0.34%	$3,838,868	$17,616	0.92%
Savings and money market	203,888	170	0.17%	28,931	77	0.53%
Time	159,752	1,483	1.86%	—	—	—
Total deposits	5,110,568	9,738	0.38%	3,867,799	17,693	0.91%

Short-term borrowings	36,620	180	0.98%	77,330	1,029	2.66%
Securities sold under agreements to repurchase	57	—	0.00%	91	—	0.00%
Subordinated debentures	13,401	290	4.33%	13,401	387	5.78%
Total deposits and liabilities	5,160,646	10,208	0.40%	3,958,621	19,109	0.97%

Other liabilities	118,811			97,449
Total liabilities	5,279,457			4,056,070

Shareholders' equity	508,788			432,454
	$5,788,245			$4,488,524
Net interest income on tax equivalent basis*		$95,617			$72,403

Tax equivalent adjustment		92			170

Net interest income		$95,525			$72,233
Net interest margin *			3.43%			3.43%

* Full taxable equivalent basis, using a statutory rate of 21% for 2020 and 2019.
** Includes loans held for sale.

Allowance for loan and lease losses:	Six months ended		Year ended
	June 30,	June 30,	December 31,
	2020	2019	2019
	(dollars in thousands)
Balance in the allowance for loan and lease losses at beginning of period (1)	$12,874	$8,653	$8,653

Loans charged-off:
SBA non-real estate	1,048	893	1,362
Direct lease financing	1,552	185	528
Other consumer loans	—	2	1,103
Total	2,600	1,080	2,993

Recoveries:
SBA non-real estate	54	100	125
Direct lease financing	90	16	51
Other consumer loans	—	—	2
Total	144	116	178
Net charge-offs	2,456	964	2,815
Provision credited to allowance, excluding commitment provision	4,207	2,300	4,400

Balance in allowance for loan and lease losses at end of period	$14,625	$9,989	$10,238
Net charge-offs/average loans	0.06%	0.04%	0.12%
Net charge-offs/average loans (annualized)	0.12%	0.09%	0.12%
Net charge-offs/average assets	0.04%	0.02%	0.06%
(1) Excludes activity from assets held for sale from discontinued operations.

Loan portfolio:	June 30,	March 31,	December 31,	June 30,
	2020	2020	2019	2019
	(in thousands)
SBL non-real estate	$293,692	$84,946	$84,579	$75,475
SBL commercial mortgage	259,020	233,220	218,110	189,427
SBL construction	33,193	48,823	45,310	29,298
Small business loans *	585,905	366,989	347,999	294,200
Direct lease financing	422,505	445,967	434,460	407,907
SBLOC / IBLOC**	1,287,350	1,156,433	1,024,420	837,672
Advisor financing ***	15,529	—	—	—
Other specialty lending	2,706	2,711	3,055	3,432
Other consumer loans ****	4,003	4,023	4,554	7,898
	2,317,998	1,976,123	1,814,488	1,551,109
Unamortized loan fees and costs	4,739	9,632	9,757	10,342
Total loans, net of unamortized fees and costs	$2,322,737	$1,985,755	$1,824,245	$1,561,451

Small business portfolio:	June 30, 2020	March 31, 2020	December 31, 2020	June 30, 2020
	(in thousands)

SBL, including unamortized fees and costs	583,935	371,072	352,214	301,502
SBL, included in held-for-sale	225,401	223,987	220,358	215,064
Total small business loans	$809,336	$595,059	$572,572	$516,566

* The preceding table shows small business loans and small business loans held-for-sale, which consist of the government guaranteed portion of SBA loans at the dates indicated (in thousands).
** Securities Backed Lines of Credit (SBLOC) are collateralized by marketable securities, while Insurance Backed Lines of Credit (IBLOC) are collateralized by the cash surrender value of insurance policies.
*** In 2020 we began originating loans to investment advisors for purposes of debt refinance, acquisition of another firm or internal succession. Maximum loan amounts are subject to loan to value ratios of 70%, based on third party business appraisals, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.
**** Included in the table above under Other consumer loans are demand deposit overdrafts reclassified as loan balances totaling $361,000 and $882,000 at June 30, 2020 and December 31, 2019, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for loan and lease losses.

Small business loans as of June 30, 2020
Loan principal
(in millions)
U.S. government guaranteed portion of SBA loans (a)	$306
Paycheck Protection Program Loans (PPP) (a)	208
Commercial mortgage SBA (b)	165
Construction SBA (c)	16
Unguaranteed portion of U.S. government guaranteed loans (d)	89
Non-SBA small business loans (e)	22
Total principal	$806
Fair value adjustment (f)	5
Unamortized fees	(2)
Total small business loans	$809

(a) This is the portion of SBA 7a loans (7a) and PPP which have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.

(b) Substantially all of these loans are made under the SBA 504 Fixed Asset Financing program (504) which dictates origination date loan to value percentages (LTV), generally 50-60%, to which the bank adheres.

(c) Of the $16 million Construction SBA loans, $12 million are 504 first mortgages with an origination date LTV of 50-60% and $4 million are SBA interim loans with an approved SBA post-construction full takeout/payoff.

(d) The $89 million represents the unguaranteed portion of 7a loans which are 70% or more guaranteed by the U.S. government. 7a loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7a and 504 loans require the personal guaranty of all 20% or greater owners.

(e) Of the $22 million in non-SBA loans, $3 million are bridge loans with permanent lender takeout commitments, $2 million is a secured conventional loan with an 80% origination date LTV and $17 million consist of approximately 20 conventional coffee/doughnut/carryout franchisee note purchases. The majority of purchased notes were made to multi-unit operators and are considered seasoned and have performed as agreed. A $2 million guaranty by the seller, for an 11% first loss piece, is in place until August 2021.

(f) The fair value adjustment applies to the U.S. government guaranteed portion of SBA loans.

Additionally, the recently passed CARES Act of 2020 has provided significant support for SBA loans including funding intended to provide six months of interest payments on SBA loans, as well as other accommodations to provide for the payment of payroll and other operating expenses.

Type as of June 30, 2020

(Excludes government guaranteed portion of SBA 7a and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Hotels	$68	$7	$—	$75	26%
Professional services offices	22	—	2	24	8%
Full-service restaurants	15	1	5	21	7%
Child day care and youth services	15	—	1	16	6%
Bakeries	4	—	12	16	6%
Fitness/rec centers and instruction	8	—	4	12	4%
General warehousing and storage	11	—	—	11	4%
Limited-service restaurants and catering	7	—	4	11	4%
Elderly assisted living facilities	2	7	2	11	4%
Amusement and recreation industries	5	1	1	7	2%
Car washes	3	3	—	6	2%
Funeral homes	5	—	—	5	2%
New and used car dealers	4	—	—	4	1%
Automotive servicing	3	—	1	4	1%
Other	45	1	23	69	23%
Total	$217	$20	$55	$292	100%

* Substantially all are SBA loans with 50-60% loan to value ratios at their origination.

State diversification as of June 30, 2020
(Excludes government guaranteed portion of SBA 7a and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Florida	$33	$7	$7	$47	16%
California	34	2	5	41	14%
Pennsylvania	30	—	4	34	11%
Illinois	28	—	4	32	11%
North Carolina	24	1	3	28	10%
Texas	11	—	5	16	6%
New York	10	1	5	16	5%
Tennessee	7	6	1	14	5%
New Jersey	2	1	7	10	4%
Virginia	8	1	2	11	4%
Georgia	5	—	2	7	2%
Michigan	3	—	1	4	2%
Colorado	2	—	1	3	1%
Ohio	3	—	—	3	1%
Other states	17	1	8	26	8%
Total	$217	$20	$55	$292	100%

* Substantially all are SBA loans with 50-60% loan to value ratios at their origination.

.

Top 10 loans as of June 30, 2020

Type*	State	SBL commercial mortgage*	SBL construction*	Total
	(in millions)
Professional services office	CA	$9	$—	$9
Hotel	FL	9	—	9
General warehouse	PA	8	—	8
Hotel	NC	6	—	6
Assisted living facility	FL	—	5	5
Hotel	NC	5	—	5
Fitness and rec center	PA	4	—	4
Hotel	PA	4	—	4
Hotel	TN	—	4	4
Gas Station	VA	3	—	3
Total		$48	$9	$57

* All of the top 10 loans are SBA and with the rest of the commercial real estate portfolio were originated with an approximate loan to value ratio between 50% and 60% at origination .

Commercial real estate loans held for sale which were originated for sale or securitization, excluding SBA loans, are as follows including LTV at origination:

Type as of June 30, 2020

Type	# Loans	Balance	Origination date LTV	Weighted average minimum interest rate
	(dollars in millions)
Multifamily (apartments)	181	$1,450	76%	4.77%
Hospitality (hotels and lodging)*	11	60	65%	5.70%
Retail	7	52	72%	4.96%
Other	8	25	69%	5.20%
	207	$1,587	75%	4.82%
Fair value adjustment *		(5)
Total		$1,582

*Of the total $5 million fair value adjustment, $2 million was related to hospitality loans.

State diversification as of June 30, 2020			15 Largest loans (all multifamily) as of June 30, 2020

State	Balance	Origination date LTV	State	Balance	Origination date LTV
	(in millions)			(in millions)
Texas	$407	77%	North Carolina	$43	78%
Georgia	234	78%	Texas	37	79%
Arizona	121	76%	Texas	35	80%
North Carolina	109	78%	Pennsylvania	31	77%
Nevada	56	80%	Georgia	31	80%
Alabama	54	76%	Nevada	28	80%
Other states each <$50 million	606	73%	Texas	28	75%
Total	$1,587	75%	Texas	27	77%
			Arizona	26	79%
			Mississippi	25	79%
			Texas	24	77%
			North Carolina	24	77%
			Texas	24	77%
			California	23	65%
			Georgia	23	79%
			15 Largest loans	$429	77%

Institutional banking loans outstanding at June 30, 2020

Type	Principal	% of total
	(in millions)
Securities backed lines of credit (SBLOC)	$1,003	77%
Insurance backed lines of credit (IBLOC)	284	22%
Advisor financing	16	1%
Total	$1,303	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While equities have fallen in excess of 30% in recent periods, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Secondly, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the % principal to collateral. As a result, the accounts monitored by management and related information as of June 30, 2020 were as follows:

Top 10 SBLOC loans

	Principal amount	% Principal to collateral
	(in millions)
	$33	31%
	19	44%
	14	23%
	11	29%
	11	80%
	10	49%
	10	27%
	9	75%
	8	22%
	8	71%
Total	$133	42%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of life insurance policies which have been assigned to us. We lend up to 100% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, seven insurance companies have been approved and, as of January 21, 2020 all were rated Superior (A+ or better) by AM BEST. Moody’s ratings were at least A rated, and ranged from A3 to Aa2.

Direct lease financing* by type as of June 30, 2020

	Principal balance	% Total
	(in millions)
Government agencies and public institutions**	$77	18%
Construction	74	18%
Waste management and remediation services	61	15%
Retail trade	39	9%
Transportation and warehousing	39	9%
Real estate, rental and leasing	33	8%
Health care and social assistance	26	6%
Professional, scientific, and technical services	19	5%
Manufacturing	13	3%
Wholesale trade	13	3%
Educational services	10	2%
Arts, entertainment, and recreation	5	1%
Other	14	3%
Total	$423	100%

* Of the total $423 million of direct lease financing, $388 million consisted of vehicle leases with the remaining balance consisting of equipment leases.
** Includes public universities and school districts

Direct lease financing by state as of June 30, 2020

State	Principal balance	% Total
	(in millions)
Florida	$99	23%
New Jersey	30	7%
Pennsylvania	27	6%
New York	27	6%
North Carolina	26	6%
Maryland	24	6%
California	21	5%
Utah	19	4%
Washington	16	4%
Georgia	15	4%
Connecticut	11	3%
Alabama	11	3%
Illinois	11	3%
Texas	10	2%
Missouri	7	2%
Other states	69	16%
Total	$423	100%

Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of June 30, 2020
The Bancorp, Inc.	8.48%	14.84%	15.27%	14.84%
The Bancorp Bank	8.34%	14.56%	14.98%	14.56%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2019
The Bancorp, Inc.	9.63%	19.04%	19.45%	19.04%
The Bancorp Bank	9.46%	18.71%	19.11%	18.71%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Selected operating ratios:
Return on average assets (1)	1.33%	1.00%	1.13%	1.32%
Return on average equity (1)	15.61%	10.20%	12.87%	13.65%
Net interest margin	3.53%	3.41%	3.43%	3.43%

(1) Annualized

Book value per share table:	June 30,	March 31,	December 31,	June 30,
	2020	2020	2019	2019
Book value per share	$9.28	$8.69	$8.52	$8.07

Loan quality table:	June 30,	March 31,	December 31,	June 30,
	2020	2020	2019	2019
Nonperforming loans to total loans	0.44%	0.40%	0.50%	0.57%
Nonperforming assets to total assets	0.17%	0.14%	0.16%	0.19%
Allowance for loan and lease losses to total loans	0.63%	0.75%	0.56%	0.64%

Nonaccrual loans	$9,957	$5,645	$5,796	$6,456
Loans 90 days past due still accruing interest	352	2,245	3,264	2,373
Other real estate owned	—	—	—	—
Total nonperforming assets	$10,309	$7,890	$9,060	$8,829

	Three months ended
	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
	(in thousands)

Gross dollar volume (GDV) (2):
Prepaid and debit card GDV	$23,680,749	$22,982,188	$19,104,327	$16,611,551

(2) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank.

Business line quarterly summary:
Quarter ended June 30, 2020
(dollars in millions)

		Balances
			% Growth
Major business lines	Average approximate rates *	Balances **	Year over year	Linked quarter annualized
Loans
Institutional banking ***	2.5%	$1,303	56%	51%
Small Business Lending****	5.0%	601	16%	4%
Leasing	5.8%	422	4%	nm
Commercial real estate securitization	4.8%	1,582	nm	nm
Weighted average yield	4.2%	$3,908			Non-interest income

						% Growth
Deposits					Current quarter	Year over year
Payment solutions (prepaid and debit card issuance)	0.1%	$3,908	56%	nm	$18.7	18%
Card payment and ACH processing	0.3%	723	-27%	nm	1.7	nm

* Average rates are for the quarter ended June 30, 2020
** Loan and deposit categories are respectively based on period-end and average quarterly balances.
*** Institutional Banking loans are comprised of Securities Backed Lines of Credit (SBLOC), collateralized by marketable securities, Insurance Backed Lines of Credit (IBLOC), collateralized by the cash surrender value of insurance policies, and Advisor financing
**** Small Business Lending is substantially comprised of SBA loans. The balance above excludes $208M Paycheck Protection Program loans.

Analysis of Walnut Street* marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance, December 31, 2014	$ 267
Marks through December 31, 2014 sale date	(58)	$ (58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 - 2019	(46)	(46)
2020 Marks	-
Payments received	(113)
June 30, 2020 Bancorp book value**	$ 34

Total marks		$ (104)
Divided by:
Original Walnut Street loan balance		$ 267
Percentage of total mark to original balance		39%

* Walnut Street is the investment in unconsolidated entity on the balance sheet which reflects the investment in a securitization of certain loans from the bank's discontinued loan portfolio.
** Approximately 33% of expected principal recoveries were from loans and properties pending liquidation or other resolution as of June 30, 2020.

Walnut Street portfolio composition as of June 30, 2020

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	58.0%
Office	-
Other	5.2%
Construction and land	28.1%
First mortgage residential owner occupied	7.4%
First mortgage residential non-owner occupied	1.3%
Total	100.0%

Cumulative analysis of marks on discontinued commercial loan principal as of June 30, 2020

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$67
Florida mall held in discontinued other real estate owned	42	(27)
Previous mark charges	10	(10)
Mark at June 30, 2020		(4)
Cumulative mark at June 30, 2020	$119	$(41)	34%

Analysis of discontinued commercial loan relationships as of June 30, 2020

	Performing loan principal	Nonperforming loan principal	Total loan principal	Performing loan marks	Nonperforming loan marks	Total marks
	(in millions)

5 loan relationships > $6 million	$45	$—	$45	$(3)	$—	$(3)
Loan relationships < $6 million	14	4	18	—	(1)	(1)
	$59	$4	$63	$(3)	$(1)	$(4)

Quarterly activity for commercial loan discontinued principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal March 31, 2020 before marks	$72
Quarterly paydowns and other reductions	(5)
Commercial loan discontinued principal June 30, 2020 before marks	$67
Marks June 30, 2020	(4)
Net commercial loan exposure June 30, 2020	$63
Residential mortgages	39
Net loans	$102
Florida mall in other real estate owned	15
11 properties in other real estate owned	11
Total discontinued assets at June 30, 2020	$128

Discontinued commercial loan composition as of June 30, 2020

Collateral type	Unpaid principal balance	Mark June 30, 2020	Mark as % of portfolio
	(in millions)
Commercial real estate - non-owner occupied:
Retail	$4	$(0.6)	15%
Office	2	—	0%
Other	19	(0.1)	1%
Construction and land	11	(0.1)	1%
Commercial non-real estate and industrial	2	—	—
1 to 4 family construction	11	(2.8)	25%
First mortgage residential non-owner occupied	9	—	0%
Commercial real estate owner occupied:
Retail	7	—	—
Office	—	—	—
Other	—	—	—
Residential junior mortgage	1	—	—
Other	1	—	—
Total	$67	$(3.6)	5%
Less: mark	(4)
Net commercial loan exposure June 30, 2020	$63	$(3.6)

Loan payment deferrals as of June 30, 2020

	Principal for loans with deferrals	Total principal by loan category	% of total loan principal with deferrals
		(in millions)
Commercial real estate loans held for sale (excluding SBA loans)	$31	$1,587	2%
Securities backed lines of credit, insurance backed lines of credit & advisor financing	2	1,303	<1%
Small business lending, substantially all SBA loans	187	806	23%
Direct lease financing	80	422	19%
Discontinued operations	18	106	17%
Other consumer loans and specialty lending	—	7	0%
Total	$318	$4,231	7.5%